EXHIBIT 10.2

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF FORMATION
OF
LAREDO/SORC INCENTIVE PLAN ROYALTY, LLC
A Delaware Limited Liability Company

It is hereby certified that:

1.           The name of the limited liability company is Laredo/SORC Incentive Plan Royalty (the “Company”).

2.           Paragraph 1 of the Certificate of Formation of the company is hereby amended to read in its entirety as follows:

“1.           The name of the limited liability company is Laredo Royalty Incentive Plan, LLC, a Delaware limited liability company (the “Company”).”

Dated:  October ___, 2012

By:
Mark See, Chief Executive Officer of Laredo Oil, Inc., a Delaware corporation, its Manager